Calculation of Filing Fee Tables
S-8
Allot Ltd.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, par value New Israeli Shekel ("NIS") 0.10 per share ("Ordinary Shares"), reserved for issuance pursuant to the Allot Ltd. 2016 Incentive Compensation Plan (the "2016 Plan")	Other	1,500,000	$ 6.44	$ 9,660,000.00	0.0001381	$ 1,334.05
Total Offering Amounts:						$ 9,660,000.00		$ 1,334.05
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,334.05
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such indeterminate number of Ordinary Shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions pursuant to the terms of the 2016 Plan. The number of Ordinary Shares being registered represents an increase to the number of shares available for issuance under the 2016 Plan as of January 1, 2026, as approved by the board of directors of Allot Ltd. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated in accordance with Rule 457(h) and Rule 457(c) promulgated under the Securities Act, based on the average of the high and low prices (which was $6.59 and $6.29, respectively) of the registrant's Ordinary Shares on the Nasdaq Global Select Market on March 20, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources